Exhibit 10.6
CONSULTING AND FEE AGREEMENT

This Agreement, dated as of July 1st, 2009, is between Internet Marketing Solutions, Inc. / Robert Hainey President, (“CONSULTANT") and Sungro Minerals, Inc. and affiliates ("CLIENT" or “Sungro”), (collectively the Parties).

RECITALS

A.CLIENT desires to retain CONSULTANT to render consulting and advisory services for CLIENT on the terms and conditions set forth in this Agreement and CONSULTANT desires to be retained by CLIENT on such terms and conditions.

B. Internet Marketing Solutions, Inc. has introduced Sungro Minerals  and its affiliates to Steve Van Ert/Noel Cousins (Conglomerate Mesa) for the purpose of Conglomerate Mesa to merge with Sungro Minerals, Inc. (stock symbol SUGM) a public company controlled by Mal Bains and its affiliates.

C. This agreement will set forth the understanding between the Parties subsequent to a Definitive Agreement between Conglomerate Mesa and Sungro Minerals, Inc.

NOW, THEREFORE, CLIENT and CONSULTANT agree as follows:

Retention of Consultant;

1. Services to be Performed. CLIENT hereby retains CONSULTANT for the term of this Agreement to perform the consulting services on an as needed basis. These services will include but will not be limited to business development, strategic planning, technology implementation, public relations, and mergers and acquisitions. In rendering Services hereunder, CONSULTANT shall be acting as an independent contractor and not as an employee or agent of CLIENT. As independent contractors, neither CONSULTANT nor CLIENT shall have any authority, express or implied, to commit or obligate the other in any manner whatsoever, except as specifically authorized from time to time in writing by an authorized representative of CONSULTANT or CLIENT, as the case may be, which authorization may be general or specific. Nothing contained in this Agreement shall be construed or applied to create a partnership. CONSULTANT shall be responsible for the payment of all federal, state or local taxes payable with respect to all amounts paid to CONSULTANT under this Agreement.

2. Compensation for Consulting Services. For consulting services with Sungro and Conglomerate Mesa, Inc. the Parties agree that CLIENT shall pay to CONSULTANT ten percent (10%) of the gross value of the project received by CLIENT including cash, stock and stock purchase warrants.

3. Billing. CONSULTANT shall invoice CLIENT for any compensation due as a result of a deal signed with Conglomerate Mesa, Inc. and Sungro. Payment on invoices so provided shall be due upon receipt.

4. Confidential Information. Confidential information of any nature that either party acquires regarding any aspect of the other party's business shall be treated in strict confidence. Information so obtained shall not be divulged, furnished or made accessible to third parties without the written permission of the other party to this Agreement. Both parties retain the right to do business with third parties in matters that may be competitive with the interests of the other party to this Agreement. However, the confidentiality constraints above shall be binding and have precedence over these business matters. Upon termination of this Agreement, the terms of this paragraph shall remain in effect for three years

5. Non-Circumvent.  The undersigned parties, intending to be legally bound, hereby irrevocably agree not to circumvent, avoid, bypass, or obviate each other, directly or indirectly, to avoid payment of fees, commissions, or any other form of compensation in any transaction with any corporation, partnership, or individual, revealed by either party to the other in connection with any agreements between the parties. In the event of circumvention, either directly or indirectly, the circumvented party shall be entitled to a legal monetary penalty equal to the maximum services fee it should have realized from such transactions, including all legal expenses in the recovery of funds.  The parties undersigned agree to notify the other party prior to the request for any contract and upon reaching of an agreement of any kind.

6. Term and Termination. (a) Unless terminated at an earlier date in accordance with Section 7(b), this Agreement shall commence as of the date first written above and shall continue until one year. (b) This Agreement shall be terminated for no cause when either party gives at least thirty days written notice to the other party of the intent to terminate this Agreement. CONSULTANT shall be entitled to receive from CLIENT all fees resulting from any referrals given up to that date for the remainder of the life of the relationship between the CLIENT and such referrals.

7. Indemnification. CLIENT agrees to indemnify, defend and hold harmless CONSULTANT against any and all loss, liability, expenses and costs (including attorneys' fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred by CONSULTANT in connection with any threatened, pending, completed or future action suit or proceeding to which CONSULTANT is, or is threatened to be, made a party arising from or related to Services that have been provided hereunder. The terms of this Section 8 are non revocable and shall survive the termination of this Agreement.

8. Disputes. Any action based on this Agreement, including disagreement, disputes regarding the terms and conditions, alleged breaches of contract, and remedies under contract, shall be governed by the laws of the State of Rhode Island and shall be adjudicated exclusively by a court of competent jurisdiction in Rhode Island.

9. Attorney’s Fees.  Should either party default in the terms or conditions of this Agreement and suit be filed as a result of such default, the prevailing party shall be entitled to recover all costs incurred as a result of such default including all costs and reasonable attorney fees through trial and appeal.

10. Miscellaneous. (a) Entire Agreement. This Agreement (including the exhibits, schedules and other documents referred therein) constitutes the entire agreement between the parties with respect to the subject matter hereof. This Agreement supersedes any and all prior agreements, oral or written, between the parties with respect to the subject matter hereof. (b) Severability. If any provision of this Agreement is for any reason declared to be invalid or unenforceable, the validity and enforceability of the remaining provisions shall not be affected thereby. Such invalid or unenforceable provision shall be deemed modified to the extent necessary to render it valid and enforceable, and if no modification shall render it valid and enforceable, this Agreement shall be construed as if not containing such provision and the rights and obligations of the parties shall be construed and enforced accordingly. (c) Amendment, Waiver, Modification or Termination. No amendment, waiver or termination or modification of this Agreement shall be binding unless it is in writing and signed by both CONSULTANT and CLIENT and dated subsequent to the date hereof. Performance of work by CONSULTANT and/or acceptance of payment by CONSULTANT for work performed and/or work to be performed for CLIENT beyond the scope of this Agreement does not constitute acceptance by CONSULTANT of amendments or modifications to this Agreement nor shall they be binding. (d) Assignment. This Agreement and the rights and obligations of the parties hereunder shall not be assignable by either party without prior written consent of the other party. (e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives and, to the extent permitted by subsection (d), successors and assigns of the parties hereto.

IN WITNESS WHEREOF, CLIENT and CONSULTANT have executed this Agreement as of the date set forth in the first paragraph.

/s/ Robert Hainey
Robert Hainey, Internet Marketing Solutions, Inc.

/s/ Mal Bains
Mal Bains, CEO Sungro Minerals, Inc.